UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2015, Baxter International Inc. (the “Company” or “Baxter”) entered into Amendment No. 1 to its existing 364-day credit facility dated as of December 10, 2014, with JPMorgan Chase Bank, National Association, as Administrative Agent, and the lender thereto. The amendment, among other things, amends the “Termination Date” to the earlier of March 28, 2016 and the date on which commitments under the facility have been reduced to zero or terminated in whole pursuant to the terms of the facility. The amendment also amends the “Change of Control” definition in the credit agreement to remove clause (b) (or the “continuing director” prong) from such definition.

The description of the amendment, as set forth above, is qualified in its entirety by the complete text of the amendment which is attached to this report as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to the 364 Day Credit Agreement, dated as of December 8, 2015, among Baxter International Inc., as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent, and Chase Lincoln First Commercial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2015

BAXTER INTERNATIONAL INC.

/s/ David P. Scharf
By:	David P. Scharf
Corporate Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 1 to the 364 Day Credit Agreement, dated as of December 8, 2015, among Baxter International Inc., as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent, and Chase Lincoln First Commercial Corporation